                                                                    EXHIBIT 21.1

                             SUBSIDIARIES OF NELSON

                                                          Jurisdiction of               Other Names
                                                          Incorporation/                Under Which
Entity Name                                               Formation                     Doing Business
-----------                                               ---------                     --------------
Arista Marketing
  Associates, Inc.                                        Delaware                               None

Bienestar/LCG Communi-
  cations, Inc.                                           Florida                                None

Issuesphere, Inc.                                         Delaware                            Community
                                                                                               Access
The Medical Phone Company,
  Inc.                                                    Delaware                               None

Mediscience Associates,
  Inc.                                                    Delaware                               None

Medisolutions, Inc.                                       Delaware                               None

Monkey Communication S.P.R.L.                             Belgium                                None

NCI Advertising, Inc.                                     New York                        Graphics Corporation
                                                                                               of America
NCI Communications, Inc.                                  Delaware                               None

NCI Consulting, Inc.                                      Delaware                               None

NCI Healthcall Network,
  Inc.                                                    Delaware                               None

NCI Managed Care, Inc.                                    Delaware                               None

NCI Masterson Advertising,
  Inc.                                                    Delaware                           The Masterson
                                                                                                 Group
                                                                                           Creative Advertising
                                                                                               Solutions
                                                                                             The Marketing
                                                                                                SWOT Team

NCI Network, Inc.                                         Delaware                        Medisphere
                                                                                         Communications
                                                                                           NCI Direct

Nelson Administrative
  Services, Inc.                                          Delaware                               None

Nelson Belgium S.A.                                       Belgium                                None

Nelson Communications
  International Inc.                                      Delaware                               None

Nelson Holdings, Inc.                                     Delaware                               None

Nelson Holdings N.J., Inc.                                Delaware                               None

Nelson Holdings N.Y., Inc.                                Delaware                               None

Nelson UK                                                 England                                None

Pharmaceutical Corporation
   of America                                             Delaware                               None

Pharma Communications, Inc.                               Delaware                        Princeton Graphics

Professional Detailing
   Network, Inc.                                          New Jersey                             None

Professional Telemarketing,
   Inc.                                                   Missouri                               None

Sciens Direct, Inc.                                       Delaware                               None

Sciens Worldwide Advert-
   ising, Inc.                                            Delaware                        Sciens World-
                                                                                          wide Network
                                                                                          Madison Graphics

Sciens Worldwide Public
   Relations, Inc.                                        Delaware                        Clinical Solu-
                                                                                          tions
                                                                                          Sciens World-
                                                                                          wide Medical
                                                                                          Education

Solutions On-line, Inc.                                   Delaware                               None

World Health Communi-
   cations, Inc.                                          New York                        WHC Medical
                                                                                            Education
                                                                                          WHC Direct
                                                                                          Graphics 41
                                                                                          Interactions
                                                                                            Healthcare
                                                                                            Communications
                                                                                          Interactions
                                                                                            Media

Behavioral Solutions, LLC                                Delaware                             None

Creative Promotion
   Partners, LLC                                         Delaware                             None

Empiric, LLC                                             Delaware                             None

Healthcall Network LLC                                   Delaware                             None

Informa Training Partners,
   LLC                                                   Delaware                             None

Lyceum Medical Education
   LLC                                                   Delaware                             None

Nelson Personal Selling,
   LLC                                                   Delaware                             None

Pharmaceutical Sales
   Solutions, LLC                                        Delaware                             None

The Rosetta Marketing
   Strategies Group,
   LLC                                                   Delaware                             None

RX 2 OTC, LLC                                            Delaware                             None

Science Oriented Solu-
   tions, LLC                                            Delaware                             None

Sexual Health Comm-
   unications, LLC                                       Delaware                             None

Syndicated Detailing
   Services, LLC                                         Delaware                             None